Exhibit 99.1

CuriosityStream Declares Special One-Time
Cash Dividend of $0.10 per share

SILVER SPRING, Md.—May 09, 2025 - (BUSINESS WIRE)--CuriosityStream Inc. (NASDAQ: CURI, or the “Company”), a leading global factual entertainment media company, today announced that its Board of Directors has declared a special, one-time cash dividend of $0.10 per share, payable on June 27, 2025, to shareholders of record on June 13, 2025.

“Today’s dividend announcement reflects the strength of our financial position and rewards the enduring support of our shareholders,” said Clint Stinchcomb, CEO of CuriosityStream. “Our continued outperformance of key operational benchmarks reinforces our confidence in the strength and long-term resilience of our business model.”

Over the past two years, the Company has achieved sustainable improvements in cash flow and reported both positive net income and EBITDA for the quarter ended March 31, 2025, a significant milestone and important inflection point in the development of the Company’s business.

This special, one-time dividend is incremental to the Company’s regular quarterly dividends, which it began paying in April 2024. The Company’s dividend policy has increased from an initial annual dividend of $0.10 per share to the current annual rate of $0.32 per share.

“The increase in dividend payouts underscores our long-term commitment to returning value to our shareholders — many of whom have supported us since before our IPO in 2020 — and our belief that capital beyond our operational needs should be returned to those who have invested in our success,” Stinchcomb said. “As we continue building a strong, cash-generative enterprise, our dividend payouts serve as a celebration of our progress, a thank you to our shareholders and importantly, a statement of confidence in the future of our business.”

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, plans to pay regular dividends, consumers’ valuation of factual content, and the Company’s continued success. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2024, that the Company filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2025, and in CuriosityStream’s other SEC filings. These risk factors are important to consider in determining future results and should be reviewed in their entirety. Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s ability to maintain and develop new and existing revenue-generating relationships and partnerships or to significantly increase CuriosityStream’s subscriber base and retain customers; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; and (vi) privacy and data protection laws, privacy or data breaches, or the loss of data.

About CuriosityStream Inc.

CuriosityStream Inc. is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows, and series covering science, nature, history, technology, society, and lifestyle. With millions of subscribers worldwide and thousands of titles, the company operates the flagship Curiosity Stream SVOD service, available in more than 175 countries worldwide; Curiosity Channel, the linear television channel available via global distribution partners; Curiosity University, featuring talks from the best professors at the world's most renowned universities as well as courses, short and long-form videos, and podcasts; Curiosity Now, Curiosity Explora, and other free, ad-supported channels; Curiosity Audio Network, with original content and podcasts; and Curiosity Studios, which oversees original programming. Curiosity Inc. is a wholly owned subsidiary of CuriosityStream Inc. (Nasdaq: CURI). For more information, visit CuriosityStream.com.

Contact:
CuriosityStream Investor Relations
Brett Maas
IR@CuriosityStream.com